                        [RYDER SCOTT COMPANY LETTERHEAD]



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



                  We hereby consent to the incorporation by reference in Pennzoil Company's previously filed Registration Statements on Form S-8 Nos. 2-67268, 2-76935, 2-95869, 33-24261, 33-40192, 33-51473, 33-53783 and 33-63384
and on Form S-3 Nos. 33-50029 and 33-50953 of our summary report dated February 7, 1996 included as Exhibit 99(a) to this Annual Report on Form 10-K and the data extracted from our reports and the references to our firm appearing in "Item 1. Business and Item 2. Properties" under the captions "Oil and Gas - Oil and Gas Reserves" and in "Supplemental Financial and Statistical Information - Unaudited - Oil and Gas Information" in such Annual Report on Form 10-K.



                                                     /s/ RYDER SCOTT COMPANY
                                                         PETROLEUM ENGINEERS
                                                     -----------------------
                                                         RYDER SCOTT COMPANY
                                                         PETROLEUM ENGINEERS



Houston, Texas
February 22, 1996